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                                                                  EXHIBIT 10.3



                             HEALTHCARE REALTY TRUST
                                  INCORPORATED

                            EXECUTIVE RETIREMENT PLAN

1. PURPOSE OF THE PLAN

         The principal objective of this Executive Retirement Plan is to ensure the payment of a competitive level of retirement income in order to attract, retain, and motivate selected executives. The Plan is designed to provide a benefit which, when added to other retirement income of the executive, will meet the objective described above. Eligibility for participation in the plan shall be limited to executives selected by the Compensation Committee of the Board of Directors. This Plan will become effective on January 1, 1993.

2. DEFINITIONS

         (A) "ACCRUED BENEFIT" means, as of any date, the Participant's retirement benefit to begin at his Normal Retirement Date (as hereinafter defined), determined pursuant to Section 4.2 and based on his Final Average Earnings on the date of calculation and Service projected to Normal Retirement Date multiplied by the ratio of years of Service as of calculation date over years of Service projected to age 65.

         (B) "BASIC PLAN" means the retirement plan, a defined benefit and/or a defined contribution plan, covering essentially all employees of the Company, including a Participant.

         (C) "BASIC PLAN BENEFIT" means the amount of benefit payable from the Basic Plan to a Participant in the form of a straight life annuity. If the Basic Plan includes a defined contribution plan, the lump sum value will be converted to a straight life annuity based on actuarial factors selected by the Committee. If the Basic Plan provides for employee contributions or employer contributions [other than matching contributions, if any, within the contemplation of Section 401(m) of the Internal Revenue Code] which are based upon an employee's deferral of compensation, such as under a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, the Basic Plan Benefit shall not include benefits which are attributable to such contributions and any earnings thereon.

         (D) "COMMITTEE" means the Compensation Committee of the Board of Directors of the Company, which the Board of Directors has given authority to administer this Plan.

         (E) "COMPANY" means Healthcare Realty Trust Incorporated, a Maryland corporation.

         (F) "DISABILITY" means any termination from the Company's employment during the life of a Participant and prior to age 65 by reason of a Participant's total and permanent disability, as determined by the Committee, in its sole and absolute discretion. A Participant, who makes application for and qualifies for disability benefits under the Company's disability plan or under any similar plan provided by the Company, as now in effect or as hereinafter amended (the "LTD Plans"), shall qualify for Disability under this Plan, unless the Committee determines that the Participant is not totally and permanently disabled. A Participant who fails to qualify for disability benefits under the LTD Plans (whether or not the Participant makes application for disability benefits thereunder) shall not be deemed to be totally and permanently disabled under this Plan, unless the Committee otherwise determines, based upon the opinion of a qualified physician or medical clinic selected by the Committee to the effect that a condition of total and permanent disability exists.

         (G) "EARNINGS" means total annual cash compensation, including base salary, annual incentives awards, and deferred compensation.



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         (H) "FINAL AVERAGE EARNINGS" means the average of the three (3)
highest, not necessarily consecutive, years' Earnings.

         (I) "OTHER RETIREMENT INCOME" means the Basic Plan Benefit payable to a Participant from the Basic Plan and Social Security.

         (J) "PARTICIPANT" means an employee of the Company designated as a Participant by the Committee. An employee shall become a Participant in the Plan as of the date he or she is individually selected by, and specifically named in the resolutions of, the Committee to be included in the Plan.

         (K) "PLAN" means the Company's Executive Retirement Plan.

         (L) "RETIREMENT" means the termination of a Participant's employment with the Company on one of the retirement dates specified in Section 3.1.

         (M) "SERVICE" means a Participant's total years of employment with the Company from date of hire to date of termination of employment.

         (N) "SOCIAL SECURITY BENEFIT" means the annual Primary Insurance Amount estimated by the Committee to be payable to the Participant at age 65 under the Federal Social Security Act, provided, however, that:

             (i) the Social Security Benefit for a Participant who dies, retires or terminates employment before age 65 will be calculated assuming:

                    (A) the Participant will not receive any future wages that would be treated as wages for purposes of the Federal Social Security Act; and

                    (B) the Participant will elect to begin receiving his Social Security Benefit as of the earliest age then allowable under the Act or, if later, at actual date of Retirement.

             (ii) the Social Security Benefit for a Participant who retires on a Disability Retirement date will be calculated assuming that the Participant's disability would make him eligible for Social Security disability benefits.

             (iii) once calculated, the Social Security Benefit will be frozen as of the date the Participant dies, retires, or terminates employment, whichever is applicable.

         (O) "SURVIVING SPOUSE" means the spouse of a Participant who is legally married to the Participant on the Participant's termination or death.

         Where appearing in the Plan, the masculine gender will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary.

3. ELIGIBILITY FOR BENEFITS

3.1 Each Participant is eligible to retire and receive a benefit under this Plan beginning on one of the following dates:

    (A) "NORMAL RETIREMENT DATE," which is the first day of the month following the month in which the Participant reaches age 65 and has completed five (5) years of Service.

    (B) "EARLY RETIREMENT DATE," which is the first day of any month following the month in which the Participant reaches age 55 and has completed five (5) years of Service.



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    (C)      "POSTPONED RETIREMENT DATE," which is the first day of the month following the Participant's Normal Retirement Date in which the Participant terminates employment with the Company.

3.2 No benefits are payable hereunder unless the Participant retires on an Early Retirement, Normal Retirement or Postponed Retirement Date. Notwithstanding the prior sentence, in the event a Participant has entered into an employment agreement with the Company which provides for vesting of his/her Accrued Benefit hereunder, whether as a result of a termination other than for cause or otherwise, any benefit paid with such agreement shall be funded and paid through this Plan.

3.3 If any Participant entitled to a benefit under this Plan is (i) discharged for cause after attaining his Early, Normal or Postponed Retirement Date, or
(ii) enters into competition with the Company, or interferes with the relations between the Company and any person, firm or entity with whom the Company does business, or (iii) by reason of Participant's material, substantial and willful dishonesty towards, fraud upon, or deliberate injury or attempted injury has caused material injury to Corporation, the rights of such Participant to a benefit under this Plan, including the rights of a Surviving Spouse to a benefit, will be forfeited, unless the Committee determines that such activity is not detrimental to the best interests of the Company. However, if the individual ceases such activity and notifies the Committee of this action, then the Participant's right to receive a benefit, and any right of a Surviving Spouse to a benefit, may be restored within sixty (60) days of said notification, unless the Committee at its sole discretion determines that the prior activity has caused serious injury to the Company, which determination will be final and conclusive. Notwithstanding any provision herein to the contrary, item (ii) above shall not apply in the event of a Termination Upon a Change in Control.

4.  AMOUNT AND FORM OF RETIREMENT BENEFIT

4.1 The annual retirement benefit payable to a Participant for his life time at a Normal Retirement Date under the Plan shall be equal to sixty percent (60%) of Final Average Earnings plus six percent (6%) of Final Average Earnings times years of Service after age 60 to a maximum of five (5) years, less one hundred percent (100%) of the Other Retirement Income of Participant.

4.2 The annual benefit payable to a Participant for his lifetime at an Early Retirement Date shall be equal to the benefit determined in Section 4.1 multiplied by the following factors according to the service of the Participant on Early Retirement Date and the age of the Participant on the date the benefit begins:


        Service Reduction Factor                     Age Reduction Factor
------------------------------------------        --------------------------

 Completed Years of Service and Under                 Age When Benefit
               Age 60                   Factor            Begins           Factor*
--------------------------------------------------   -------------------------------
                  4                        0%               60                75%
                  5                       50                61                80
                  6                       60                62                85
                  7                       70                63                90
                  8                       80                64                95
                  9                       90                65               100
             10 or more                  100


                                       *.417% for each month between whole ages.



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

Completed Years of Service and
       Age 60 and Over                            Factor
       ----------------                           ------
            4                                        0%
           5 or more                                 100


4.3 The annual benefit payable to a Participant for his lifetime at a Postponed Retirement Date shall be equal to the benefit determined in accordance with
Section 4.1 based on Service and Final Average Earnings as of the Participant's Retirement Date.

4.4 The benefit determined under this Plan will be payable in any form approved by the Committee and elected by the Participant.

5. PAYMENT OF RETIREMENT BENEFITS

5.1 Benefits payable in accordance with Section 4 will begin on the Participant's date of Retirement or, in the case of Early Retirement, on the first day of any month following the Participant's Early Retirement Date but not later than his Normal Retirement Date, as the Participant may elect. Benefits will continue to be paid on the first day of each succeeding month. The last payment will be on the first day of the month in which the retired Participant dies, unless otherwise elected in accordance with Section 4.4.

5.2 Any Participant who is under Disability upon reaching his Normal Retirement Date will be paid his retirement benefit under Section 4.1. Upon a Participant's Disability while an employee of the Company, the Participant will continue to accrue years of service during his Disability until the earliest of (a) his recovery from Disability, (b) his 65th birthday or (c) his death. For the purpose of determining the Participant's benefit hereunder, the Participant's Final Average Earnings shall be determined on the basis of his Earnings up to the date of Disability.

5.3 Any Participant who is entitled, in accordance with an employment agreement with the Company to continued accruals with respect to this Plan, shall be paid such benefit from this Plan, whether or not through any trust associated with this Plan.

6. DEATH BENEFITS PAYABLE

6.1 If a Participant should die after Retirement and after the commencement of payment of his benefits, the Surviving Spouse will receive an annual benefit equal to fifty percent (50%) of the amount of the Participant's retirement benefit determined in accordance with Section 4. If a Participant should die after Retirement but before commencement of payment of his benefits, the Participant's Surviving Spouse shall receive the amount of the Participant's retirement benefit as if Participant had retired on the day before his death.

6.2 A Surviving Spouse's benefits will be payable monthly, and will begin on the first day of the month following the month in which the Participant dies. The last payment will be on the first day of the month in which the Surviving Spouse dies.

6.3 If a Participant should die after Retirement, and is survived by dependent children each child will receive a benefit equal to $1,500 per month until the later of the first day of the month in which the dependent child reaches age 18, or age 25 if a full-time student or dies if physically or mentally handicapped as determined by the Committee.

6.4 No benefits are payable to any person or persons in the event a Participant should die before Retirement.



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7. MISCELLANEOUS

7.1 The Committee may, at its sole discretion, terminate, suspend, or amend this Plan at any time or from time to time, in whole or in part. However, no amendment or suspension of the Plan will affect a Participant's right to receive an Accrued Benefit, or a retired Participant's or Surviving Spouse's right to continue to receive a benefit in accordance with this Plan.

7.2 Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company, nor will it interfere with the Company's right to discharge or otherwise deal with Participants without regard to the existence of this Plan.

7.3 This Plan is unfunded, and the Company will make Plan benefit payments solely on a current disbursement basis. The Company may establish such grantor trust(s) or other asset pool(s) as it deems necessary or appropriate to provide for the payment of benefits hereunder.

7.4 To the maximum extent permitted by law, no benefit under this Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment, or encumbrances of any kind.

7.5 The Committee may adopt rules and regulations to assist it in administering the Plan.

7.6 Each Participant shall receive a copy of this Plan, and the Committee will make available for inspection by any Participant a copy of the rules and regulations used by the Committee in administering the Plan.

7.7 This Plan is established under and will be construed according to the Employee Retirement Income Security Act of 1974.

8. MINIMUM BENEFIT IN CERTAIN CASES

         The provisions of this Section 8 apply only in the case of a Participant who has entered into an Employment Agreement with the Company which provides for accelerated vesting in the event of death, disability, termination other than for cause or a change in control. The provisions of this Section 8 apply notwithstanding Section 3.2 or any other provision of this Plan. In the event a Participant's employment with the Company is terminated by reason of death, disability, termination other than for cause or a change in control, each as contemplated by the Employment Agreement between such individual and the Company, then the benefit payable to or with respect to such Participant shall be the greater of the benefit otherwise determined in accordance with the provision of the Plan or the single sum benefit equal to the present value of the then-Accrued Benefit, determined by reducing such adjusted accrued benefit from age sixty-five (65) to the date as of which payment is made, using the actuarial assumptions which have been used for financial accounting purposes under generally accepted accounting principles.



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